EXHIBIT 4

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT: (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                            EXERCISABLE ON OR BEFORE
                     5:00 P.M., NEW YORK TIME, JULY 31, 2003


No. W-________                                                ________ Warrants

                             TELEHUBLINK CORPORATION

                               WARRANT CERTIFICATE

         This warrant certificate (the "Warrant Certificate") certifies that __________________ or registered assigns, is the registered holder of warrants to purchase, at any time during the period commencing on the Commencement Date (as hereinafter defined) and continuing until 5:00 P.M. New York City time on July 31, 2003 (the "Expiration Date"), up to ________ fully-paid and non-assessable shares, subject to adjustment in accordance with Section 6 hereof (the "Warrant Shares"), of the common stock, par value $.01 per share (the "Common Shares"), of TeleHubLink Corporation, a Delaware corporation (the "Company"), subject to the terms and conditions set forth herein. The warrants represented by this Warrant Certificate and any warrants resulting from a transfer or subdivision of the warrants represented by this Warrant Certificate shall sometimes hereinafter be referred to, individually, as a "Warrant" and, collectively, as the "Warrants." As used herein, the term "Commencement Date" shall mean the earliest of the Maturity Date or the Prepayment Date set forth in that certain 10% Subordinated Convertible Debenture dated July 13, 1999 made by the Company in favor of the holder hereof (the "Debenture").

         This Warrant Certificate is one of a series of Warrant Certificates being issued as part of a private offering pursuant to the Company's Confidential Private Offering Memorandum dated June 8, 1999 (the "Memorandum").

         1. EXERCISE OF WARRANTS. Each Warrant is initially exercisable to purchase one Warrant Share at the Initial Exercise Price (as defined in Section
5.1 hereof), subject to adjustment as set forth in Section 6 hereof, payable in cash or by check to the order of the Company, or any

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combination of cash or check. Upon surrender of this Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares purchased, at the Company's principal offices (presently located at 24 New England Executive Park, Burlington, MA 01803) the registered holder thereof (the "Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The purchase rights represented by this Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional Common Shares). In the case of the purchase of less than all the Warrant Shares purchasable under this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable hereunder.

         2. ISSUANCE OF CERTIFICATES. Exercise of the Warrants shall be deemed to have been made at the close of business on the date on which a duly executed Form of Election to Purchase, together with the applicable Exercise Price, is delivered to the Company. Upon the exercise of the Warrants, the person or persons entitled to receive the Warrant Shares shall be treated for all purposes as having been the record holder or holders thereof as of the relevant time described in the foregoing sentence. Upon such exercise of the Warrants, the issuance of certificates for the Warrant Shares purchased pursuant to such exercise shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Section 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

              The Warrant Certificates and, upon exercise of the Warrants, the certificates representing the Warrant Shares shall be executed on behalf of the Company by the manual or facsimile signature of those officers required to sign such certificates under applicable law.

              The Warrant Certificates and, upon exercise of the Warrants, in part or in whole, certificates representing the Warrant Shares shall bear legends substantially similar to the following:

              "The securities represented by this certificate and/or the securities issuable upon exercise thereof have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or
              (iii) upon the delivery by the holder to the Company of an opinion of counsel, satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."

         3. INVESTMENT INTENT. The Holder of this Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants and the Warrant Shares issuable upon exercise of the

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Warrants are being acquired as an investment and not with a view to the distribution thereof.

         4. REGISTRATION RIGHTS. The Holder shall be entitled to all of the rights set forth in the Registration Rights Agreement dated as of the date hereof between the Company and the Holder.

5.       PRICE.

              5.1. INITIAL AND ADJUSTED EXERCISE PRICE. The initial exercise price of each Warrant (the "Initial Exercise Price") shall be $2.00 per Warrant Share.

              The adjusted exercise price (the "Adjusted Exercise Price") shall be the price which shall result from time to time from any and all adjustments of the Initial Exercise Price in accordance with the provisions of Section 6 hereof.

              5.2. EXERCISE PRICE. The term "Exercise Price" herein shall mean the Initial Exercise Price or the Adjusted Exercise Price, depending upon the context.

         6. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

              6.1. DIVIDENDS AND DISTRIBUTIONS. In case the Company shall at any time after the date hereof pay a dividend in Common Shares or make a distribution in Common Shares, then upon such dividend or distribution, the Exercise Price in effect immediately prior to such dividend or distribution shall be reduced to a price determined by dividing an amount equal to the total number of Common Shares outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by the total number of Common Shares outstanding immediately after such issuance or sale. For purposes of any computation to be made in accordance with the provisions of this Section 6.1, the Common Shares issuable by way of dividend or distribution shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for determination of shareholders entitled to receive such dividend or distribution.

              6.2. SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding Common Shares, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

              6.3. ISSUANCES OF COMMON SHARES. If the Company shall, at any time or from time to time after the Commencement Date, issue any Common Shares or other securities convertible into, or exchangeable or exercisable for, Common Shares, in each case other than Excluded Shares (as hereinafter defined), for no consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Common Shares or other securities, the Exercise Price in effect immediately prior to each such issuance shall automatically be lowered to a price equal to the consideration per share received by the Company upon such issuance. In the case of the issuance of Common Shares for a consideration consisting in whole or part of property other than cash, the value of such property shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors of the Company. As used herein, the term "Excluded Shares" shall mean (i) Common Shares issued in connection with transactions described in Sections 6.1 and 6.2 hereof, (ii) Common Shares issued upon the exercise or conversion of any options, rights, warrants or other similar securities outstanding on the date hereof, (iii) Common Shares issued to officers, directors or employees of or consultants to the Company pursuant to any agreement, plan or arrangement approved prior to the date hereof by the Board of Directors of the Company or a committee thereof authorized to give such approval.

              6.4. ADJUSTMENT IN NUMBER OF WARRANT SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 6, the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Common Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

              6.5. RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding Common Shares (other than a change in nominal value to no nominal value, or from no nominal value to nominal value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Shares, except a change as a result of a subdivision or combination of such shares or a change in nominal value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Warrant Shares issuable upon exercise of the Warrants immediately prior to any such events at a price equal to the product of (x) the number of Warrant Shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants.

              6.6. DETERMINATION OF OUTSTANDING COMMON SHARES. The number of Common Shares at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of outstanding options, rights and warrants and upon the conversion or exchange of outstanding convertible or exchangeable securities.

         7. REDEMPTION OF WARRANTS. The Warrants are redeemable by the Company, in whole or in part, on not less than thirty (30) days' prior written notice at a redemption price of $0.10 per Warrant at any time after issuance by the Company; provided that the closing bid quotation of the Company's Common Shares has exceeded $3.00 (subject to adjustment consistent with the provisions of Section 6 hereof) for a period of 30 consecutive trading days during the period in which the Warrants are exercisable. The redemption notice shall be mailed to the holders of the Warrants at their addresses appearing in the Warrant register. Holders of the Warrants will have exercise rights until the close of business on the date fixed for redemption.

         8. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. This Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate(s) of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares, in such denominations as shall be designated by the Holder thereof at the time of such surrender.

              Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         9. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of Common Shares and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Common Shares, provided that at its option the Company may pay cash in lieu of fractional shares based on the closing sale price of the Company's Common Shares on the exchange or market, if any, where such Common Shares are traded or quoted at the close of business on the date on which the Warrants are deemed to have been exercised.

         10. RESERVATION OF SHARES. The Company covenants and agrees that it will at all times reserve and keep available out of its authorized share capital, solely for the purpose of issuance upon the exercise of the Warrants, such number of Common Shares as shall be equal to the maximum number of Warrant Shares issuable upon the exercise of the Warrants, for issuance upon such exercise, and that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder.

         11. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

              (a) the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

              (b) the Company shall offer to all the holders of its Common Shares any additional Common Shares or other shares of capital stock of the Company or securities convertible into or exchangeable for Common Shares or other shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

              (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         12. NOTICES All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier:

              (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

              (b) If to the Company, to the address set forth in Section 1 of this Agreement or to such other address as the Company may designate by notice to the Holders.

         13. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

         14. GOVERNING LAW.

              14.1. CHOICE OF LAW. This Warrant Certificate shall be deemed to have been made and delivered in the State of New York and shall be governed as to validity, interpretation, construction, effect and in all other respects by the substantive laws of the State of New York, without giving effect to the choice of laws rules thereof.

              14.2. JURISDICTION AND SERVICE OF PROCESS. The Company and the Holder each (a) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant Certificate, or any other agreement entered into between the Company and the Holder pursuant to the Private Financing contemplated by the Memorandum shall be instituted exclusively in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (b) waives any objection which the Company or such Holder may have now or hereafter based upon FORUM NON CONVENIENS or to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company and the Holder each further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company or the Holder mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the Company or the Holder, as the case may be, in any suit, action or proceeding. FURTHER, BOTH THE COMPANY AND THE HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO

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ENFORCE THE TERMS OF THIS WARRANT CERTIFICATE AND IN CONNECTION WITH ANY
DEFENSE, COUNTERCLAIM OR CROSSCLAIM ASSERTED IN ANY SUCH ACTION.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of this 31st day of July, 2000.

[SEAL]                                 TELEHUBLINK CORPORATION


                                       By:_____________________
                                           Name:
                                           Title:


Attest:

_____________________________

                          FORM OF ELECTION TO PURCHASE

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________ Warrant Shares and herewith tenders in payment for such Warrant Shares cash or a check payable to the order of TeleHubLink Corporation in the amount of $_____, all in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of _____________________, whose address is ___________________________________________________________, and that such certificate be delivered to ___________________________, whose address is
_______________________________________________________.


Dated:                   Signature:

                               ________________________________
                               (Signature must conform in all respects to
                                name of holder as specified on the face of the Warrant Certificate.)

                               ________________________________
                               (Insert Social Security or Other
                               Identifying Number of Holder)

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)


         FOR VALUE RECEIVED ___________________hereby sells, assigns and transfers unto

(Please print name and address of transferee) this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:                       Signature:


                                 ________________________________
                                 (Signature must conform in all respects to
                                  name of holder as specified on the face of the Warrant Certificate.)


_____________________________________
_____________________________________
(Insert Social Security or Other
Identifying Number of Assignee)